Exhibit 10.37

FOXX DEVELOPMENT HOLDINGS INC.

Employee Proprietary Information AND INVENTION ASSIGNMENT Agreement

As a condition of my employment with Foxx Development Holdings Inc., a Delaware corporation, its subsidiaries, affiliates, successors or assigns (collectively, the “Company”) and in consideration of my receipt of confidential information and my receipt of the compensation now and hereafter paid to me by Company, I agree to the following terms and conditions of this Employee Proprietary Information and Invention Assignment Agreement (the “Agreement”) which shall become effective on the earlier of (i) the date this Agreement is signed, or (ii) the date an employment agreement and non-disclosure agreement is entered into with Foxx Development Holdings Inc. (the “Effective Date”):

1. No Contract of Employment. I UNDERSTAND AND ACKNOWLEDGE THAT THIS AGREEMENT DOES NOT CONSTITUTE A CONTRACT OF EMPLOYMENT. MY EMPLOYMENT WITH THE COMPANY IS FOR AN UNSPECIFIED DURATION AND CONSTITUTES “AT-WILL” EMPLOYMENT. I ALSO UNDERSTAND THAT ANY REPRESENTATION TO THE CONTRARY IS UNAUTHORIZED AND NOT VALID UNLESS OBTAINED IN WRITING AND SIGNED BY THE COMPANY’S CHIEF EXECUTIVE OFFICER OR PRESIDENT. I ACKNOWLEDGE THAT THIS EMPLOYMENT RELATIONSHIP MAY BE TERMINATED AT ANY TIME, WITH OR WITHOUT GOOD CAUSE OR FOR ANY OR NO CAUSE, AT THE OPTION EITHER OF THE COMPANY OR MYSELF, WITH OR WITHOUT NOTICE.

2. Confidential Information.

(a) Company Information. I agree at all times during and after the term of my employment and thereafter to hold in strictest confidence, and not to access or use, except for the benefit of the Company, any of the Company’s Confidential Information (defined below); or disclose to any person, firm or corporation any of the Company’s Confidential Information except as authorized by the Company’s management in connection with my authorized duties on behalf of the Company, and then only pursuant to a written non-disclosure agreement that sufficiently protects the Confidential Information. I understand that “Confidential Information” means any and all confidential or otherwise proprietary information, including but not limited to Inventions (defined below) and information that relates to the Company’s actual or anticipated business or research and development, technical data, Trade Secrets (defined below), or know-how, including, but not limited to, research, product plans or other information regarding the Company’s products or services and markets therefor, customer lists and customers (including, but not limited to, the Company’s customers on whom I called or with whom I became acquainted during the term of my employment), software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information. I further understand that Confidential Information (A) includes the foregoing information even if disclosed to me in connection with the contemplation of my becoming an employee of the Company, i.e. prior to the Effective Date, and (B) information which is claimed by the Company’s clients, prospects, and third party vendors to be proprietary and which the Company has obligations to keep confidential..

(b) Disclosures Required by Law. The confidentiality obligations set forth in this Section do not extend to, and I will not be held criminally or civilly liable under any federal or state trade secret law, or any other applicable law, for, any disclosure of Confidential Information that is: (i) required to be disclosed pursuant to subpoena, order of judicial or administrative authority, or in connection with judicial or administrative proceedings to which the Company is or I am a party; (ii) made in confidence to any government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (iii) in a complaint or other document that is filed in a lawsuit or other proceeding, if such filing is made under seal. I shall give the Company written notice of any such disclosure under this Section as soon as possible and to the extent possible at least 14 days prior to such disclosure in order to provide the Company with an opportunity, at the Company’s sole expense, to oppose and/or object to such disclosure, and any such disclosure is subject to all applicable governmental and judicial protection available for like material.

(c) Defend Trade Secrets Act Exemptions. Nothing contained in this Agreement prohibits me from disclosing a Trade Secret (defined below) (a) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law; or (b) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. If I file a lawsuit alleging retaliation by the Company for reporting a suspected violation of law, I may disclose Trade Secrets to my attorney and may use Trade Secrets in the court proceeding, if any document containing such Trade Secrets is filed under seal and if I do not disclose the Trade Secret, except pursuant to court order. “Trade Secret” means all trade secrets as defined under applicable federal and state law.

(d) Former Employer Information. I agree that I will not, during my employment with the Company, improperly use or disclose any confidential or proprietary information or trade secrets of any former employer or other person or entity and that I will not bring onto the premises of the Company any confidential or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity.

(e) Third Party Information. I recognize that the Company has received and in the future will receive from third parties their confidential or proprietary information, subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. I agree to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out my work for the Company consistent with the Company’s agreement with such third party.

(f) Provision of Confidential Information. The Company agrees to provide me with certain Confidential Information regarding the Company that will enable me to optimize the performance of my duties to the Company. I agree that the Company will have no obligation to make available to me any of its Confidential Information after the termination of my employment.

3. Inventions.

(a) Assignment of Inventions. I agree that all Inventions (defined below) and Intellectual Property Rights (defined below) shall be the sole and exclusive property of the Company. I will promptly make full written disclosure to the Company and will hold in trust for the sole right and benefit of the Company all Inventions and Intellectual Property Rights. I and hereby irrevocably assign to the Company, or its designee, all my right, title, and interest in and to any and all inventions, original works of authorship, developments, concepts, improvements, designs, discoveries, ideas, trademarks or trade secrets, whether or not patentable or registrable under copyright or similar laws, software (including source code and object code and including model objects or other saved model formats which are output from the model training or development process), formulae, know-how, algorithms, data, databases, and other work product of any nature whatsoever, which I may solely or jointly create, discover, conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, (i) during the course of my performance of my job duties for the Company, (ii) in reliance upon or which incorporate the Company’s Confidential Information, or (iii) using any facilities, equipment, intellectual property, or other resources of the Company (regardless of when or where the work product is prepared), and all printed, physical, and electronic copies thereof, all improvements, rights, and claims related to the foregoing, and any other tangible embodiments thereof, (collectively, “Inventions”) and Intellectual Property Rights, including, without limitation, the right to sue, counterclaim, and recover for all past, present, and future infringement, or other violation thereof, except as provided in Section 3(d) below. I further acknowledge that all of the Inventions and Intellectual Property Rights which are protectable by copyright are “works made for hire” as that term is defined in the United States Copyright Act. I understand and agree that the decision whether or not to commercialize or market any Invention and/or Intellectual Property Rights is within the Company’s sole discretion and for the Company’s sole benefit and that no royalty will be due to me as a result of the Company’s efforts to commercialize or market any such Invention and/or Intellectual Property Rights. “Intellectual Property Rights” means any and all intellectual property or other proprietary rights embedded in or arising out of the Inventions, including but not limited to copyrights, trade secrets, trademarks (and related goodwill), mask works, and patents, arising in any jurisdiction throughout the world and all related rights of priority. I will promptly disclose to the Company, or any persons designated by it, all Inventions and/or Intellectual Property Rights made, conceived, reduced to practice, developed, originated or learned by me, either alone or jointly with others.

(b) Inventions Assigned to the United States. I agree to assign to the United States government all my right, title, and interest in and to any and all Inventions whenever such full title is required to be in the name of the United States government by a contract between the Company and the United States or any of its agencies.

(c) Maintenance of Records. I agree to keep and maintain adequate and current written records of all Inventions and Intellectual Property Rights during the term of my employment with the Company. The records will be in the form of notes, sketches, drawings and any other format that may be specified by the Company. The records will be available to the Company and shall remain the Company’s sole property at all times.

(d) Exception to Assignments; License to Other Inventions. I understand that the provisions of this Agreement requiring assignment of Inventions to the Company do not apply to any invention that I have developed entirely on my own time without using the Company’s equipment, supplies, facilities, trade secret information or Confidential Information (an “Other Invention”) except for those Other Inventions that result from any work that I performed for the Company. I have attached hereto as Exhibit A a list describing all Other Inventions, or, if no such list is attached or if Exhibit A is unsigned, I represent and warrant that there are no such Other Inventions. I agree that I will not incorporate, or permit to be incorporated, any Other Invention owned by me or in which I have an interest into a Company product, process or service without the Company’s prior written consent. Notwithstanding the foregoing sentence, if, in the course of my employment with the Company, I incorporate into a Company product, process or service an Other Invention owned by me or in which I have an interest, I hereby grant to the Company a nonexclusive, royalty-free, fully paid-up, irrevocable, perpetual, transferable, sublicensable, worldwide license to reproduce, make derivative works of, distribute, perform, display, import, make, have made, modify, use, sell, offer to sell, and exploit in any other way such Other Invention as part of or in connection with such product, process or service, and to practice any method related thereto.

4. Solicitation of Employees. I agree that for a period of one (1) year immediately following the termination of my relationship with the Company for any reason, whether with or without cause, at the option either of the Company or myself, with or without notice, I will not, either directly or indirectly, solicit, induce, recruit or encourage any of the Company’s employees to leave their employment, or hire or take away such employees, or attempt to solicit, induce, recruit, encourage, hire or take away employees of the Company, either for myself or for any other person or entity.

5. Employee Representations and Warranties. To the extent permitted under applicable law, I represent and warrant that (i) I have the right to make the assignment set forth in Section 3(a); (ii) the assignment granted in Section 3(a) does not violate any obligations by which I am bound; (iii) Inventions and related Intellectual Property Rights created by me do not and will not infringe, misappropriate, or otherwise violate any third party intellectual property or other proprietary rights; and (iv) I do not need to use and will not use any Other Invention in the performance of its employment obligations for the Company.

6. Interference. I agree that during the course of my employment and for a period of one (1) year immediately following the termination of my relationship with the Company for any reason, whether with or without cause, at the option either of the Company or myself, with or without notice, I will not, either directly or indirectly, interfere with the Company’s customer relationships.

7. Covenant Not to Compete.

(a) I agree that during the course of my employment and for a period of one (1) year immediately following the termination of my relationship with the Company for any reason, whether with or without cause, at the option either of the Company or myself, with or without notice, I will not, either directly or indirectly, (i) serve as an advisor, agent, consultant, director, employee, officer, partner, proprietor or otherwise of, (ii) have any ownership interest in (except for passive ownership of one percent (1%) or less of any entity whose securities have been registered under the Securities Act of 1933, as amended, or Section 12 of the Securities Exchange Act of 1934, as amended) or (iii) participate in the organization, financing, operation, management or control of, any business in competition with the Company’s business as conducted by the Company at any time during the course of my employment with the Company. The foregoing covenant shall cover my activities in every part of the Territory. “Territory” shall mean (i) all counties in the State of Texas, (ii) all other states of the United States of America and (iii) all other countries of the world; provided that, with respect to clauses (ii) and (iii), the Company maintains non-trivial operations, facilities, or customers in such geographic area prior to the date of the termination of my relationship with the Company.]

(b) I acknowledge that my fulfillment of the obligations contained in this Agreement, including, but not limited to, my obligation neither to use, except for the benefit of the Company, or to disclose the Company’s Confidential Information and my obligation not to compete contained in subsection 7(a) is necessary to protect the Company’s Confidential Information and to preserve the Company’s value and goodwill. I further acknowledge the time, geographic and scope limitations of my obligations under subsection 7(a) are reasonable, especially in light of the Company’s desire to protect its Confidential Information, and that I will not be precluded from gainful employment if I am obligated not to compete with the Company during the period and within the Territory as described above.

(c) The covenants contained in subsection 7(a) shall be construed as a series of separate covenants, one for each city, county and state of any geographic area in the Territory. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in subsection 7(a). If, in any judicial proceeding, a court refuses to enforce any of such separate covenants (or any part thereof), then such unenforceable covenant (or such part) shall be eliminated from this Agreement to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced. In the event the provisions of subsection 7(a) are deemed to exceed the time, geographic or scope limitations permitted by applicable law, then such provisions shall be reformed to the maximum time, geographic or scope limitations, as the case may be, then permitted by such law.

8. Return or Destruction of Company Confidential Information. I agree that, upon the termination or expiration of my employment with the Company, for any reason, or at any other time upon the request by the Company, I will promptly deliver to the Company and/or destroy at the Company’s request, (and will not keep in my possession, recreate or deliver to anyone else) any and all copies of Confidential Information and any other Company property in my possession or under my control, including but not limited to, devices, records, data, notes, reports, proposals, lists, correspondence (including emails), specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items whether developed by me pursuant to my employment with the Company or by others, or otherwise belonging to the Company, its successors or assigns, including, but not limited to, those records maintained pursuant to Section 3(d). In the event of the termination or expiration of my employment, I agree to sign and deliver the “Termination Certification” attached hereto as Exhibit B.

9. Further Assurances; No Conflict. During and after my employment, I agree to reasonably cooperate with the Company as necessary or appropriate to carry out the intent of this Agreement, including but not limited to, executing any proper oath or verifying any proper document required to carry out the terms of this Agreement. I hereby irrevocably grant the Company power of attorney to execute and deliver any such documents on my behalf in my name and to do all other lawfully permitted acts to transfer the Inventions and Intellectual Property Rights to the Company and to prosecute, maintain, and enforce all Intellectual Property Rights transferred hereunder I represent that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any oral or written agreement in conflict herewith.

10. Notification to New Employer. In the event that I leave the employ of the Company, I hereby grant consent to notification by the Company to my new employer about my rights and obligations under this Agreement.

11. Arbitration and Equitable Relief.

(a) Arbitration. Except as provided in subsection (b) below, I agree that any dispute, claim or controversy arising out of or relating to any interpretation, construction, performance or breach of this Agreement, shall be settled by arbitration to be held in Austin, Texas in accordance with the rules then in effect of the American Arbitration Association. The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator’s decision in any court having jurisdiction. [To the extent permitted by law, the Company shall pay the administrative fees associated with the arbitration, except for the first $300.00 in administrative fees for any arbitration that is initiated by me, and each of us shall separately pay our counsel fees and expenses.

(b) Equitable Remedies. I acknowledge that should I breach or threaten to breach the terms of this Agreement irreparable damages may be caused to the Company, and I agree that it would be impossible or inadequate to measure and calculate the Company’s damages from my breach of this Agreement. Accordingly, I agree that if I breach or threaten to breach any such terms if this Agreement, the Company will have available, in addition to any other right or remedy available, the right to obtain injunctive relief from a court of competent jurisdiction, including but not limited to, restraining such breach or threatened breach and to specific performance of any such provision of this Agreement. I further agree that no bond or other security shall be required in obtaining such equitable relief and I hereby consent to the issuance of such injunctive relief.

12. General Provisions.

(a) Governing Law; Consent to Personal Jurisdiction. THIS AGREEMENT WILL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD FOR CONFLICTS OF LAWS PRINCIPLES. SUBJECT TO THE ARBITRATION PROVISION IN SECTION 11(a), I HEREBY EXPRESSLY CONSENT TO THE PERSONAL JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN TEXAS FOR ANY LAWSUIT FILED THERE AGAINST ME BY THE COMPANY CONCERNING MY EMPLOYMENT OR THE TERMINATION OF MY EMPLOYMENT OR ARISING FROM OR RELATING TO THIS AGREEMENT.

(b) Entire Agreement. This Agreement sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein and supersedes all prior discussions or representations between us, including, but not limited to, any representations made during my interview(s) or relocation negotiations, whether written or oral, and any previously executed proprietary information agreements. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the Company’s Chief Executive Officer or President and me. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

(c) Severability. If one or more of the provisions in this Agreement are deemed void by law then the remaining provisions will continue in full force and effect.

(d) Successors and Assigns. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors and its assigns. The Company may assign this Agreement in its discretion, including all licenses granted to the Company hereunder.

(e) Construction. The language used in this Agreement will be deemed to by the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against either party.

(f) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable, and all of which together shall constitute one agreement.

(g) Survival. I agree that my obligations under this Agreement shall remain in effect after my termination of employment with the Company.

13. I acknowledge and agree to each of the following items:

(a) I am executing this Agreement voluntarily and without any duress or undue influence by the Company or anyone else; and

(b) I have carefully read this Agreement. I have asked any questions needed for me to understand the terms, consequences and binding effect of this Agreement and fully understand them; and

(c) I sought the advice of an attorney of my choice if I wanted to before signing this Agreement.

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IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the Effective Date.

FOXX DEVELOPMENT HOLDINGS INC.		[INSERT EMPLOYEE NAME]

By:		By:
	Signature		Signature

EMPLOYEE PROPRIETARY INFORMATION AND INVENTION ASSIGNMENT AGREEMENT
SIGNATURE PAGE

EXHIBIT A

LIST OF OTHER INVENTIONS

If you have Other Inventions, please list them in the space below. If you do not have any Other Inventions or you would like to include additional Other Inventions on separate pages, check the appropriate box at the bottom of the page.

Title	Date	Identifying Number or Brief Description

Check the following as applicable:

____     All of my Other Inventions are listed above

____     I have no Other Inventions

____     I have attached additional sheets describing my Other Inventions

Signature of Employee:

Print Name of Employee:

Date:

A-1

EXHIBIT B

FOXX DEVELOPMENT INC.

TERMINATION CERTIFICATION

I certify that I do not have in my possession, nor have I failed to return, any Confidential Information, including but not limited to, any devices, records, data, notes, reports, proposals, lists, correspondence (including emails), specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items containing Confidential Information and belonging to Foxx Development Inc., its subsidiaries, affiliates, successors or assigns (together, the “Company”).

I further certify that I have complied with all the terms of the Company’s Employee Proprietary Information and Invention Assignment Agreement signed by me, including, but not limited to, the reporting of any Inventions or Other Inventions (as such terms are defined therein).

I confirm my agreements contained in Section 2 (Confidential Information), Section 3 (Inventions), Section 4 (Solicitation of Employees), Section 6 (Interference), and Section 7 (Covenant Not to Compete) of the Employee Proprietary Information and Invention Assignment Agreement.

Date:

Employee’s Signature

Print Name

B-1